UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2023

Anthemis Digital Acquisitions I Corp

(Exact Name of Registrant as Specified in Its Charter)

001-40954

(Commission File Number)

Cayman Islands	98-1585436
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

122 Hudson Street, 3rd Floor

New York, New York 10013

(Address of principal executive offices, including zip code)

(646) 757-1310

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	ADALU	The Nasdaq Global Select Market
Class A Ordinary Shares included as part of the units	ADAL	The Nasdaq Global Select Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ADALW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On April 28, 2023, Anthemis Digital Acquisitions I Corp (the “Company” or “we”) issued a press release announcing that it will redeem all of its outstanding Class A ordinary shares, effective as of the close of business on May 3, 2023, because the Company will not consummate an initial business combination by May 1, 2023, the time period required by its amended and restated memorandum and articles of association. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the redemption of the Company’s public shares and the Company’s subsequent dissolution and liquidation and its delisting from the Nasdaq Global Select Market and its termination of registration with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023	ANTHEMIS DIGITAL ACQUISITIONS I CORP

	By:	/s/ Mei Lim
	Name:	Mei Lim
	Title:	Chief Financial Officer